UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2021 (August 4, 2021)

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440
The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(800) 832-4242
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	NASDAQ Global Market
Warrants to purchase common stock	THWWW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 4, 2021, the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) appointed Barbara J. Faulkenberry, age 61, to serve as a Class II member of the Board, as well as serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board, effective immediately until her current term expires as of the date of the Company’s 2023 annual meeting of stockholders. The Company announced the appointment of Ms. Faulkenberry in its August 5, 2021 press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Ms. Faulkenberry retired from the U.S. Air Force in 2014 as a Major General (2-stars) after a 32-year career, finishing in the top 150 leaders of a 320,000-person global organization. Her last assignment was as Vice Commander (COO) and interim Commander (CEO) of a 37,000-person organization conducting all global Department of Defense air cargo, passenger, and medical patient movements with 1,100 military aircraft plus contracted commercial aircraft. Ms. Faulkenberry is currently an independent director for Callon Petroleum Company (NYSE: CPE), a publicly-traded independent oil and natural gas company, where she serves on the Audit and N&ESG Committees, and USA Truck (NASDAQ: USAK), a publicly-traded provider of logistics and trucking services across North America, where she serves as chair of the Strategy & Risk Committee and as a member of the Audit and Nominating and Corporate Governance Committees. Ms. Faulkenberry received a B.S. degree from the Air Force Academy in 1982, an M.B.A. from Georgia College in 1986, and a Master of National Security from the National Defense University in 1999. She has also attended strategic leadership courses at Harvard University, University of Cambridge, and Syracuse University.

Ms. Faulkenberry will also enter into the Company’s standard director and officer indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 21, 2019.

There are no arrangements or understandings between Ms. Faulkenberry and any other persons pursuant to which she was appointed as a director. There are no transactions between Ms. Faulkenberry and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Faulkenberry will receive compensation for her Board and committee memberships based upon the levels described for non-employee directors in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 5, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: August 5, 2021		Name: Heidi D. Lewis
Title: Executive VP, General Counsel and Secretary

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